Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report included in this Form 1O-KSB, into ParkerVision Inc.'s previously filed registration statement on Form S-8 File No.33-93658 and registration statement on Form S-3 File No.333-17683.

Arthur Andersen LLP

Jacksonville, Florida
March 27, 1998


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